Exhibit 99.1

Smith Micro Adds Former Sprint President of Network Operations

to Board of Directors

November 7, 2014 – ALISO VIEJO, CA – Smith Micro Software, Inc. (NASDAQ: SMSI), a leading provider of wireless and mobility solutions, today announced the appointment of Steven Elfman to its Board of Directors. With over 17 years of experience working in the wireless industry, Elfman brings a wealth of infrastructure and mobile applications expertise to help guide the company’s focus on next generation wireless products and services.

Elfman has held senior positions for leading companies including Sprint, InfoSpace, Motricity, Terabeam, AT&T Wireless, GE Capital Fleet Services, and 3M Company. Most recently, Elfman served as President of Network Operations and Wholesale at Sprint, with responsibility for Product, Technology Development, Network, Wholesale Operations, Value Added Services, Procurement & Real Estate, and Digital. Under his leadership, the organization delivered award-winning devices and innovative approaches to service and network operations and development.

“As a proven leader in the wireless space, Steve brings innovative thinking and extensive market knowledge to Smith Micro’s Board, which will be highly valuable as we evolve our portfolio to address new mobile challenges for our customers,” said William W. Smith, Jr., President and CEO of Smith Micro Software.

“Smith Micro is known for their high quality products and ability to provide Tier 1 operators with reliable, innovative solutions to help them stay competitive,” said Elfman. “The company has many exciting new opportunities it is pursuing, and I’m excited to join the Board to help them leverage our combined experiences to enter new markets.”

Elfman currently serves as a member of the Board for both Goodman Networks and Affirmed Networks, and previously served on the Competitor Carrier Association, Bethany College and Clearwire Boards. He holds a Bachelor’s degree in Computer Science and Business from the University of Western Ontario and a graduate degree in Electronic Engineering from Fanshawe College.

About Smith Micro Software, Inc.:

Smith Micro Software provides solutions that simplify, secure and enhance the mobile experience. Our portfolio includes a wide range of applications that manage broadband connectivity, data traffic, devices, voice and video communications over wireless networks. With more than 30 years of experience developing world-class client and server software, Smith Micro helps the leading mobile network operators, device manufacturers and enterprises increase efficiency and capitalize on the growth of mobile-connected consumers and workforces. For more information, visit smithmicro.com. (NASDAQ: SMSI)

Safe Harbor Statement:

This release contains forward-looking statements that involve risks and uncertainties, including without limitation, forward-looking statements relating to the company’s financial prospects and other projections of its performance, the existence of new market opportunities and interest in the company’s products and solutions, and the company’s ability to increase its revenue and regain profitability by capitalizing on these new market opportunities and interest and introducing new products and solutions. Among the important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are changes in demand for the company’s products from its customers and their end-users, new and changing technologies, customer acceptance of those technologies, new and continuing adverse economic conditions, and the company’s ability to compete effectively with other software companies. These and other factors discussed in the company’s filings with the Securities and Exchange Commission, including its filings on Forms 10-K and 10-Q, could cause actual results to differ materially from those expressed or implied in any forward-looking statements. The forward-looking statements contained in this release are made on the basis of the views and assumptions of management regarding future events and business performance as of the date of this release, and the company does not undertake any obligation to update these statements to reflect events or circumstances occurring after the date of this release.

Smith Micro and the Smith Micro logo are registered trademarks or trademarks of Smith Micro Software, Inc. Third-party trademarks mentioned are the property of their respective owners.

PRESS INQUIRIES:

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